UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

BBX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

____________________________________________
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[X]

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 22, 2020, Renin Holdings, LLC (“Renin”), a  wholly-owned subsidiary of BBX Capital, Inc. (the “Company”) which manufactures and distributes sliding doors, door systems and hardware, and home décor products, acquired substantially all of the assets and assumed certain of the liabilities (the “Acquisition”) of Colonial Elegance Inc. (“Colonial Elegance”). Headquartered in Montreal, Canada, Colonial Elegance is a supplier and distributor of building products, including barn doors, closet doors, and stair parts, and its customers include various big box retailers in the United States and Canada.

The base purchase price for the Acquisition was CAD $51.0 million (approximately USD $39.0 million),  substantially all of which was paid in cash by Renin at closing. In addition to the base purchase price, Renin acquired estimated excess working capital held by Colonial Elegance above an agreed upon target working capital amount of CAD $13.0 million (approximately USD $9.9 million) for CAD $6.7 million (approximately USD $5.1 million), of which CAD $1.3 million (approximately USD $1.0 million) was held back by Renin at closing. Pursuant to the terms of the Asset Purchase Agreement, as further described below, the final working capital adjustment amount will be determined by Renin and Colonial Elegance during the 90 day period following closing and may result in the payment of additional amounts to Colonial Elegance, including the release of all or a portion of the working capital adjustment holdback, or a refund to Renin (if the estimated working capital adjustment at closing exceeds the actual working capital adjustment by an amount in excess of the working capital adjustment holdback).

The Company made a $5.0 million capital contribution to Renin to partially fund the Acquisition, while the remainder of Acquisition was funded by Renin using borrowings under the 2020 TD Bank Credit Facility (as defined and described under Item 2.03 below).

The Acquisition was consummated pursuant to an Asset Purchase Agreement, dated October 22, 2020, between Renin Canada Corp., a wholly-owned subsidiary of Renin, and Colonial Elegance (the “Asset Purchase Agreement”). The Asset Purchase Agreement contains representations, warranties, and covenants believed to be customary for a transaction of this nature, including covenants as to indemnification for breaches of certain representations, warranties and covenants, subject to certain exclusions and caps. Renin has obtained a representations and warranties insurance policy under which Renin may seek coverage for breaches of certain of Colonial Elegance’s representations, warranties, and covenants in the Asset Purchase Agreement, subject to certain exclusions, retention amounts, policy limits, and other terms and conditions.

The foregoing description of the Asset Purchase Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Acquisition, on October 22, 2020, Renin Canada Corp. and Renin US LLC, each of which is a wholly-owned subsidiary of Renin, entered into a credit agreement (the “2020 TD Bank Credit Facility”) with The Toronto-Dominion Bank (“TD Bank”), which amended and restated their existing facility with TD Bank initially entered into in May 2017. The 2020 TD Bank Credit Facility includes a $30.0 million term loan (the “Term Loan”) and an operating loan of up to $20.0 million (the “Operating Loan”). $30.0 million of proceeds from the Term Loan and approximately $8.0 million of borrowings under the Operating Loan were used to fund most of the purchase price and working capital adjustment related to the Acquisition, as described above. Amounts outstanding under the Term Loan and Operating Loan bear interest at (i) the Canadian Prime Rate plus a spread between 1.375% to 1.875% per annum, (ii) the United States Base Rate plus a spread between 1.00% to 1.50% per annum, or (iii) LIBOR or Canadian Bankers Acceptance Rate, in each case plus a spread between 2.875% to 3.375% per annum, with the spreads applicable to each rate depending on the Renin’s total leverage. In addition to ongoing payments of interest under the Term Loan and Operating Loan, the Term Loan requires quarterly payments of principal based on a stated percentage of the original principal amount of $30.0 million, with approximately 37.5% of the original principal amount due at maturity. As of October 22, 2020, approximately $11.6 million was outstanding under the Operating Loan following the Acquistion.

Pursuant to the terms and conditions of the 2020 TD Bank Credit Facility, Renin is required to comply with certain financial covenants, including a total leverage ratio and a total fixed charge coverage ratio determined quarterly. The 2020 TD Bank Credit Facility also contains other affirmative and negative covenants believed to be customary, including those that may, among other things, limit Renin’s ability to make distributions to the Company and engage in certain transactions, including asset acquisitions or dispositions, mergers, consolidations, and similar transactions.

Renin has guaranteed the obligations of the borrowers under the 2020 TD Bank Credit Facility, and the 2020 TD Bank Credit Facility is collateralized by all of Renin’s assets. In addition, the Company entered into a Pledge Agreement pursuant to which it pledged all of its membership interests in Renin as security for the borrower’s obligations under the 2020 TD Bank Credit Facility.

The foregoing description of the 2020 TD Bank Credit Facility is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the 2020 TD Bank Credit Facility, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On October 22, 2020, the Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a)  Financial statements of businesses acquired. To the extent required by applicable Securities and Exchange Commission (“SEC”) rules and regulations, the financial statements of Colonial Elegance will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed (as permitted by Item 9.01(a)(4) of Form 8-K).

(b)   Pro forma financial information. To the extent required by applicable SEC rules and regulations, pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed (as permitted by Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K).

(d) Exhibits.

Exhibit No. Description

2.1Asset Purchase Agreement, dated as of October 22, 2020, by and between Renin Canada Corp. and Colonial Elegance Inc.*

10.1Credit Facility Agreement, dated as of October 22, 2020, by and among Renin Canada Corp., Renin US LLC, and The Toronto-Dominion Bank

99.1Press release dated October 22,  2020

* The schedules and exhibits to this exhibit have been excluded pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any excluded schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 26,  2020

BBX Capital, Inc.

By: /s/ Brett Sheppard
Brett Sheppard
Chief Financial Officer